Filed pursuant to Rule 424(b)(4)
Registration No. 333-153868

PROSPECTUS

TECHNOLOGY PUBLISHING, INC.
A NEVADA CORPORATION

2,605,000 SHARES OF COMMON STOCK OF TECHNOLOGY PUBLISHING, INC.
_________________________________

          This prospectus relates to 2,605,000 shares of common stock of Technology Publishing, Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The shares were acquired by the selling stockholders directly from our company in private offerings that were exempt from the registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders may sell their shares of our common stock at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The purchaser in this offering may be receiving an illiquid security. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for the expenses of this offering.

          Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various risk factors described beginning on page 5 before investing in our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

          This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 10, 2008.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

          As used in this prospectus, the terms “we”, “us” and “our” mean Technology Publishing, Inc. and/or Westside Publishing Ltd., as the case may be. All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

          We were incorporated in the State of Nevada on March 19, 2007 and commenced business operations commensurate with the acquisition of Westside Publishing Ltd., on June 1, 2007. Our wholly-owned subsidiary, Westside Publishing Ltd., was incorporated in the Province of Ontario, Canada on September 19, 2003.

          Through our subsidiary, Westside Publishing Ltd., we publish and sell advertising for a consumer electronics magazine entitled Canada HiFi. In addition to this, we also provide graphic design services.

          From September 19, 2003 (date of inception of our wholly-owned subsidiary, Westside Publishing Ltd.) to May 31, 2008, we generated revenues of $223,801 and had a loss from operations of $58,717. We generated our revenues primarily from the sale of advertising. On May 31, 2008, we had total assets of $98,543 including cash of $77,989.

          Our publication was initially launched under the name Toronto HiFi in September 2003 by our president, secretary and treasurer, Slawek Kajko. Toronto HiFi was a free magazine, published six times a year, with a print circulation of 10,000 per issue. It was distributed at approximately 80 audio video and computer stores in the Greater Toronto area. In October 2005, the publication was completely redesigned and renamed to Canada HiFi.

          Currently, Canada HiFi is a free publication with a target audience ranging from the casual audio video consumer to a true enthusiast, between the ages of 16 and 55. Canada HiFi is published six times a year with a national print circulation of 25,000 per issue. It is currently available in Ontario and Quebec, Canada and in limited quantities in British Columbia, Alberta and Saskatchewan, Canada. The magazine is distributed in over 260 audio video stores as well as select computer stores. Our website, www.canadahifi.com, attracts both regular readers of the print version of Canada HiFi and readers unable to pick up print copies of the magazine. Visitors can access feature articles, how-to articles, buyer guides and reviews online archived from all past print issues as well as preview articles from the current print issue. For readers interested in getting the latest information, our home page contains daily updated audio video news and product announcements from around the world. The home page also incorporates a blog which allows members of canadahifi.com to share their comments with other members and visitors.

          In addition to publishing the Canada HiFi magazine, we also provides graphic design services. Our company designs the layout of an annual publication entitled Are We There Yet? for Attractions Ontario, an Ontario, Canada tourism promotion company, as well as advertisements for clients who advertise in our publication.

          Our resident agent in Nevada, Incorp Services, Inc., is located at Suite 1411 – 375 N. Stephanie Street, Henderson, Nevada 89014-8909. Our principal executive offices are located at 10 Van Stassen Blvd., Toronto, Ontario M6S 2N3, Canada. Our telephone number is (416) 767-2495.

          We are a development stage company. In order to fund our plan of operation, we anticipate that we will require an additional $250,000 to $300,000 in funding through the next twelve month period.

          Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the financial statements for the year ended August 31, 2007, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. To date, we have not taken any remedial actions to remove the factors raising substantial doubt about our ability continue as a going concern.

Number of Shares Being Offered

          This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,605,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board. Please see the “Plan of Distribution” section at page 13 of this prospectus for a detailed explanation of how the shares of our common stock may be sold.

Number of Shares Outstanding

          There were 10,205,000 shares of our common stock issued and outstanding as at October 10, 2008.

Use of Proceeds

          We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with the registration statement and prospectus.

Summary of Financial Data

          The following information represents selected audited financial information for our company for the fiscal years ended August 31, 2007 and 2006 and selected unaudited interim financial information for the nine months ended May 31, 2008. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 23 of this prospectus.

	Nine Months Ended May 31, 2008*	Year Ended August 31, 2007*	Year Ended August 31, 2006*
Revenue	$62,682	$68,099	$50,128
Net Income (Loss) for the Period	$(57,927)	$4,826	$2,470

	As at May 31, 2008*	As at August 31, 2007*	As at August 31, 2006*
Working Capital (Deficiency)	$44,405	$90,801	$(20,853)
Total Assets	$98,543	$130,449	$18,034
Total Number of Issued and Outstanding Shares of Common Stock	10,205,000	10,205,000	10,205,000
Accumulated Deficit	$(78,454)	$(81,959)	$(10,763)
Total Stockholders’ Equity (Deficit)	$35,170	$81,959	$(13,038)

          *Information for the fiscal periods ended and as at August 31, 2007, August 31, 2006 and May 31, 2008 includes the operations of Westside Publishing Ltd., the company we acquired on June 1, 2007.

RISK FACTORS

          An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We have had minimal revenues from operations and if we are not able to obtain further financing we may be forced to scale back or cease operations or our business operations may fail.

          To date, we have not generated significant revenues from our operations and we have been dependent on sales of our equity securities and advances from directors to meet the majority of our cash requirements. From the date of inception of our wholly owned subsidiary, Westside Publishing Ltd., on September 19, 2003 to May 31, 2008, we have generated $223,801 in revenue primarily from the sale of advertising. As at May 31, 2008, we had cash of $77,989 and working capital of $44,405. We expect to generate a moderate positive cash flow from operations in the next twelve month period. We estimate that we will require between $250,000 and $300,000 to carry out our business plan for the next twelve month period. We will, in all likelihood, continue to incur operating expenses without significant revenues until our sales from advertising increase. Since we have not generated significant revenues since inception and are unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future, our independent auditors’ report and note 1 to the financial statements for the year ended August 31, 2007 state that these factors raise substantial doubt regarding our ability to continue as a going concern. To date, we have not taken any remedial actions to remove the factors raising substantial doubt about our ability continue as a going concern. Because we cannot anticipate when we will be able to generate significant revenues from advertising, we will need to raise additional funds to develop our business plan, respond to competitive pressures and respond to unanticipated requirements or expenses. If we are not able to generate significant revenues from the sale of our advertising, we will not be able to maintain our operations or achieve a profitable level of operations.

          We will not be able to expand our operations beyond current levels without generating significant revenues from our current operations or obtaining further financing. We cannot assure that we will be able to generate enough interest in our products to ever become profitable. If we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock.

The fact that we have not generated significant revenues since our inception raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors’ report in connection with our audited financial statements.

         We have not generated significant revenues since the inception of our wholly owned subsidiary, Westside Publishing Ltd., on September 19, 2003. Since we have not generated significant revenues since inception and are unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future, our independent auditors’ report includes an explanatory paragraph about our ability to continue as a going concern. To date, we have not taken any remedial actions to remove the factors raising substantial doubt about our ability continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our products gain significant popularity. On July 25, 2007, we raised $26,050 through the sale of shares of our common stock with the balance of our financing requirements coming from two directors. Management projects that we may require an additional $250,000 to $300,000 to fund our operating expenditures for the next twelve month period. We will not be able to expand our operations beyond current levels without generating significant revenues from our current operations or obtaining further financing. Our primary source of funds has been the sale of our common stock and advances from our directors and officers. We cannot assure that we will be able to generate enough interest in our products. If we cannot attract a successful distribution network, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and development and so may be forced to scale back or cease operations or discontinue our business. You could lose your entire investment.

          We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product selection and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

          We anticipate that the funds that were raised from private placements by way of subscription agreements and funds advanced from directors will not be sufficient to satisfy our cash requirements for the next twelve month period. Also, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

1.	we incur any significant unanticipated expenses;

2.	the price of paper and/or printing increases significantly;

3.	the price of gasoline continues to increase, driving up the prices of delivery and shipping.

          The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of operations.

          We depend almost exclusively on outside capital to pay for the continued development of our business and the marketing of our products. Such outside capital may include the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our sales of advertising and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

Because we have not established Canada HiFi brand name, and our publication and name have little, if any, name recognization, we may be prevented from generating revenues which will reduce the value of your investment.

          We have not established Canada HiFi brand name. Consumers may pursue publications other than ours that have brand recognization in the market, and as a result we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If we are unable to successfully compete within consumer electronics magazine publication industry, we may not be able to achieve profitable operations.

          We face substantial competition in the industry. Due to our small size, we can assume that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have established better brand-recognition with consumers than we have done. We cannot assure you that our publication will outperform competing publications or those competitors will not develop new publications that exceed what we provide. Increased competition could result in lower than projected revenues, price reductions and lower profit margins. In addition, our competitors may develop competing publications that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. The advent of new technologies and industry practices, such as the provision of more and more free magazine content on Internet sites, may continue to result in decreased advertising revenue. Our inability to achieve revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because our business model relies on establishing a strong reader base, failure to do so may result in a material adverse effect.

          Our growth is dependent upon our ability to establish a strong reader base, which will be distributed physical copies of each issue of our magazine via standard mail. We anticipate that a relatively large and diverse reader base will be a key component in attracting advertisers, which is our main anticipated source of revenue. There is no guarantee that we will be able to establish a reader base of sufficient size and maintain advertising revenue. If we cannot do both within a reasonable time period, our business may fail. Our business model relies on maintaining a strong reader base, which will lead to advertising revenue. In order to successfully maintain a reader base, we must be able to gauge trends among our readership and respond to consumer preferences. If we fail to maintain a strong reader base, we may be forced to cease business operations, in which case investors might lose all of their investment.

Because paper and printing costs fluctuate, and increases in labor costs are unpredictable, such changes could occur and adversely affect our financial results.

          Paper, ink, and supplements are major components of our printing costs. Historically, paper and, therefore, printing prices have fluctuated substantially. Accordingly, our earnings are sensitive to changes in paper and printing prices. We have no long-term supply contracts and we have not attempted to hedge fluctuations in the normal purchases of paper or printing or enter into contracts with embedded derivatives for the purchase of paper. If the price of paper increases materially, our operating results could be adversely affected. In addition, substantial increases in labor costs could also affect our operating results.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

          Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no assurance that management will be able to manage growth effectively.

If general economic trends degrade, trends in advertising spending may fall and reduce our circulation and advertising revenue, which would have a materially negative impact on our business.

          Our advertising and circulation revenues are subject to the risks arising from adverse changes in Canadian and global market conditions (i.e., increases in gas prices and interest rates) and possible shifting of advertising spending amongst media. Any adverse impact of economic conditions on us is difficult to predict but it may result in reductions in circulation and advertising revenue.

          Our circulation impacts our revenue in that advertisers are willing to pay more to place ads in a publication that has a larger number of readers who have requested to be placed on a circulation list. Our circulation is affected by: competition from other publications and other forms of media available in our various markets; changing consumer lifestyles resulting in decreasing amounts of free time; declining frequency of regular magazine reading among young people; and increasing costs of circulation acquisition.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

          All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our officers and directors.

Because our directors and officers control a large percentage of our common stock, such insiders have the ability to influence matters affecting our stockholders.

          Our directors and officers, in the aggregate, beneficially own 74.5% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers and directors control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you may lose your investment.

          We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

          There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of development stage companies, which may affect the market price of our common stock in a material adverse manner.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

          We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no material revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Since our common stock has never been traded and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

          There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;

  changes in market valuations of similar companies;

  announcements by us or our competitors of significant new products; and,

  the loss of key management.

          The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

          Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. The selling stockholders may be reselling up to approximately 25% of the issued and outstanding shares of our common stock. As a result, a substantial number of shares of our common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Because we can issue additional shares of our common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

          We are authorized to issue up to 75,000,000 shares of common stock. As of October 10, 2008, there were 10,205,000 common shares issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

          Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

          In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

          Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 5 of this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

          While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

THE OFFERING

          This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,605,000 shares of common stock which were issued pursuant to a private placement offering made by us pursuant to Regulation S under the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

          The selling stockholders may sell their shares of our common stock at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We cannot provide our investors with any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The offering price of $0.05 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

USE OF PROCEEDS

          The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with the registration statement and prospectus. We estimate the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $98,005.12.

DILUTION

          The common stock to be sold by the selling stockholders is 2,605,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

          The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 2,605,000 shares of common stock registered, the numbers in the table below representing the amount and percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of common stock in the offering.

          The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of October 10, 2008 and the number of shares of common stock covered by this prospectus.

          Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. All of the selling stockholders are family members, close personal friends or business associates of Slawek Kajko and Edward Dere, the current directors and officers of our company, and such individuals contacted each of the selling stockholders on an individual basis.

Name of Selling Stockholder and Position, Office or Material Relationship with Technology Publishing, Inc. (1)	Shares Owned By the Selling Stockholder Before the Offering(2)	Total Shares Registered Pursuant to This Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(3)
			# of Shares	% of Class
Jesse Mancoo	50,000	50,000	Nil	0%
Janak Handa	150,000	150,000	Nil	0%
Octavio Umana	50,000	50,000	Nil	0%
Sandy Poseiro	80,000	80,000	Nil	0%
Andy Lee	100,000	100,000	Nil	0%
Tung Chuen Li	200,000	200,000	Nil	0%
Adam Jones	90,000	90,000	Nil	0%
Christine Ferguson	80,000	80,000	Nil	0%
Jonathan Mills	60,000	60,000	Nil	0%
Serdjan Bukvic	50,000	50,000	Nil	0%
Meghan Waffle	90,000	90,000	Nil	0%
Shirley Chong	80,000	80,000	Nil	0%
Chanthavilay Pankham	70,000	70,000	Nil	0%
Betty Chong	50,000	50,000	Nil	0%
Anna Stephens(4)	75,000	75,000	Nil	0%
Kristofer Kralka	60,000	60,000	Nil	0%
Curtis McNeil	75,000	75,000	Nil	0%
Sarah Lehman	60,000	60,000	Nil	0%
Shamus Coghlan	50,000	50,000	Nil	0%
Candace McDowell	75,000	75,000	Nil	0%
Somboun Norindr	100,000	100,000	Nil	0%
Hong-Thong Bouttarath	50,000	50,000	Nil	0%
Maria Kajko(5)	110,000	110,000	Nil	0%
May Back	200,000	200,000	Nil	0%

Joe De Melo	50,000	50,000	Nil	0%
Chanthavilack Pankham	80,000	80,000	Nil	0%
Vironique Pankham	80,000	80,000	Nil	0%
Katherine Locke	50,000	50,000	Nil	0%
Margaret Waymark	70,000	70,000	Nil	0%
Rhihannon Jones	90,000	90,000	Nil	0%
Sarah Ferguson	50,000	50,000	Nil	0%
Gordon Hum	80,000	80,000	Nil	0%
Totals	2,605,000	2,605,000

(1)

The respective selling stockholders acquired their respective shares from our company by way of a private placement offering that closed on July 25, 2007. We issued an aggregate of 2,605,000 common shares to the selling stockholders at an offering price of $0.01 per share for gross offering proceeds of $26,050 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933.

(2)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	These amounts are estimates and assume all of the shares of common stock offered are sold. Based on 10,205,000 common shares issued and outstanding on October 10, 2008.

(4)	Anna Stephens and Slawek Kajko are sister and brother, living at different addresses.

(5)	Maria Kajko and Slawek Kajko are mother and son, living at different addresses.

          We may require the selling stockholders to suspend the sales of the shares of our common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

          The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Bulletin Board or traded on any exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions; and

6.	a combination of any aforementioned methods of sale.

          The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144 under the Securities Act of 1933.

          In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

          In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

          The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

          From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

          To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

          We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

          The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the registration statement of which this prospectus forms a part must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

          All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

          Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

          We are authorized to issue 75,000,000 shares of common stock with a par value of $0.001. As at October 10, 2008 we had 10,205,000 shares of common stock issued and outstanding. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

          Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

          There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

          No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

          The financial statements of our company included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

          Clark Wilson LLP, of Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

Corporate History

          We were incorporated in the State of Nevada on March 19, 2007. On June 1, 2007, we entered into a share purchase agreement with Slawek Kajko, our president, secretary, treasurer and a director of our company, whereby we acquired all of the issued and outstanding shares of Westside Publishing Ltd. in consideration for the issuance of a promissory note in the amount of $28,047. Westside Publishing Ltd. became our wholly-owned subsidiary and we commenced the business of publishing and selling advertising for a consumer electronics magazine entitled Canada HiFi. In addition to this, we also provide graphic design services.

          Our wholly-owned subsidiary, Westside Publishing Ltd., was incorporated in the Province of Ontario, Canada on September 19, 2003.

Summary of Current Business

          Through our subsidiary Westside Publishing Ltd., we publish and sell advertising for a consumer electronics magazine entitled Canada HiFi. In addition to this, we also provide graphic design services.

          Our publication was initially launched under the name Toronto HiFi in September 2003 by our president, secretary and treasurer, Slawek Kajko. Toronto HiFi was a free magazine, published six times a year, with a print circulation of 10,000 per issue. It was distributed at approximately 80 audio video and computer stores in the Greater Toronto area. In October 2005, the publication was completely redesigned and renamed to Canada HiFi.

          Currently, Canada HiFi is a free publication with a target audience ranging from the casual audio video consumer to a true enthusiast, between the ages of 16 and 55. Canada HiFi is published six times a year with a national print circulation of 25,000 per issue. It is currently available in Ontario and Quebec, Canada and in limited quantities in British Columbia, Alberta and Saskatchewan, Canada. The magazine is distributed in over 260 audio video stores as well as select computer stores. Our website, www.canadahifi.com, attracts both regular readers of the print version of Canada HiFi and readers unable to pick up print copies of the magazine. Visitors can access feature articles, how-to articles, buyer guides and reviews online archived from all past print issues as well as preview articles from the current print issue. For readers interested in getting the latest information, our home page contains daily updated audio video news and product announcements from around the world. The home page also incorporates a blog which allows members of canadahifi.com to share their comments with other members and visitors.

          In addition to publishing the Canada HiFi magazine, we also provide graphic design services. Our company designs the layout of an annual publication entitled Are We There Yet? for Attractions Ontario, an Ontario tourism promotion company, as well as advertisements for clients who advertise in our publication.

Current and Anticipated Sources of Revenue

          We currently have three sources of revenue. Our main source of revenue comes from the sales of advertising space for the print edition of the Canada HiFi publication, which accounts for approximately 89% of the total revenue. Sales of advertising space on our website www.canadahifi.com account for approximately 4% of the total revenue. Our graphic design services represent the remaining 7% of revenue.

          In the first quarter of 2009, we expect to introduce and market video reviews of audio and video products on our website, www.canadahifi.com. This should create another source of revenue for our company and attract clients that currently do not advertise in our print publication. We hope that in the longer term, this will also allow us to attract more clients to advertise in our print publication. Initially, we plan to charge $500 per video review and sell video reviews in packages of four. Later in the year, we plan to increase the price for video reviews to $700 each.

          Our latest August/September 2008 issue of Canada HiFi was 40 pages in size; 10 of these pages contained paid advertisements, and the remaining 30 contained unpaid advertisements and editorial content. Our plan is to increase the number of paid advertisements to 20 by the second quarter of 2009. We also plan to increase our advertising rates by approximately $100 for a color full-page ad starting in January 2009 to offset rising distribution and printing costs.

          We are currently in the process of developing a plan to build two reference studio rooms for the purpose of testing and analyzing audio and video components for our publication. One room is intended to be used for reviewing two-channel music components and the other room is intended to be used for reviewing multi-channel music systems and home theatre components. We hope to have these new rooms operational by the third quarter of 2009.

          By the fourth quarter of 2009, we plan to increase the circulation of Canada HiFi and add approximately 50 to 80 new stores in Vancouver, British Columbia, Canada to our distribution network. Within three years, we plan to double the current circulation to 50,000 copies and add another 100 to 120 new distribution stores in Calgary, Edmonton, Victoria, Saskatoon, Regina, Winnipeg, London, Hamilton, Kingston and Ottawa.

          In early 2007, we introduced a news blog on www.canadahifi.com which has been driving increasing numbers of unique visitors to our website monthly. By the end of 2007, the number of unique monthly visitors nearly tripled on our website. Before the end of 2008, we expect to add a classifieds section, where readers can post free online classifieds related to audio and video components. In early 2009, we also plan to introduce a forum on our website that will allow readers to interact with each other and the contributors of Canada HiFi. All these additions and enhancements should increase the number of unique visitors and allow us to increase the advertising rates on the website.

          We also plan to launch an online store on our website in the second half of 2009. At launch time, visitors of our website would be able to purchase various audio and video accessories such as cables, connectors, power conditioning products and music CDs. Throughout 2009, we plan to gradually sell a variety of audio and video components through our online store including TVs, speakers, A/V receivers, amplifiers and CD/DVD/high-definition players. By the end of 2010, we expect the online sales to generate between 30 and 40 percent of our total revenue. Our online store would compete with some of the other online stores including www.avdeals.com, www.partsconnexion.com and www.audiyo.com.

          Since 2006, we have also been designing the layout for an annual magazine entitled “Are We There Yet?” for Attractions Ontario, an Ontario tourism promotion company. “Are We There Yet?” is a school trip planner magazine, with a circulation of 20,000, published annually and distributed to elementary and high school teachers. We hope to increase the revenue generated by our graphic design services by designing other smaller publications in the next 12 to 24 months.

Marketing

          Most of the marketing for our company is achieved by contacting potential clients by phone and email. Our publication, Canada HiFi, is also an effective marketing vehicle in itself since it is picked up or sent directly to potential industry advertisers. Some of our new clients also come from referrals from existing clients as well as our website. Once a year, we set up a booth to promote our publication at Festival Son et Image, the Canadian audio video consumer and industry show. During the next year, we plan to attend two audio video shows in the United States to promote our publication; CEDIA, the industry audio video show in the North America; and CES, the consumer electronics show in North America. In the next 2 years, we hope to also set up a booth at the CEDIA show to promote our publication.

          Our website currently relies on free internet search engines and listings on various website directories for the majority of traffic. A significant portion of our traffic also comes from manufacturer and distributor websites that have posted links to our reviews of their products. More recently, users from various audio video related forums have been sending a substantial amount of traffic to our website.

          Starting in January of 2009, we plan to begin a barter advertising campaign in Stereophile, the largest US audiophile magazine with a circulation of over 100,000 per issue, and distributed worldwide. A quarter-page advertisement promoting our website is planned to be featured in the Stereophile magazine that should result in sending more traffic to our website. In exchange, a full-page ad promoting Stereophile is planned to be featured in each issue of Canada HiFi. Web advertising on Stereophiles’s website, www.stereophile.com, is also planned to be a part of this campaign. 750,000 impressions of the CanadaHiFi ad (linking to our website) is planned to run on www.stereophile.com every month, beginning in September. We expect that roughly 5%, or 37,500 clicks, of the impressions will result in new visitors to our website. In exchange, a web advertisement for Stereophile is expected to be featured on the home page of our website www.canadahifi.com.

Competition

          Our publication, Canada HiFi, is unique to the Canadian and US markets and hence we are not in direct competition with other publications. Factors that make our publication distinct from other publications about audio video include our distribution, content and the fact that our publication is available free of charge to consumers.

          However, there are a number of publications that are indirect competitors to our publication, including Here’s How, UHF Magazine, Quebec Audio Video and Son&Image. Unlike Canada HiFi, which is available for free at over 250 audio video (and related) stores, all these other publications are available for purchase only, at a much smaller number of bookstores and newsstands. The content and the audience of each of these publications is also different from our publication; Here’s How has much less focus than Canada HiFi, covering all consumer electronics but in little detail; Inner Ear is geared towards a small group of audiophiles who purchase very expensive, high-end audio products only; both Quebec Audio Video and Son&Image are targeted towards the French-Canadian audience since they are written exclusively in the French language. In contrast to all of these publications, Canada HiFi focuses on entry-level to high-end audio and video products and is published in English.

Competition Pricing Comparison

          The following table illustrates pricing comparisons for publications that currently compete with Canada HiFi. The information in this table comes from the advertising rate cards of the other publications and is current as of August 1, 2008.

Publication Name	Print Circulation	Full Page Ad Pricing
Here’s How	100,000	$13,200
UHF Magazine	15,000	$2,025
Quebec Audio Video	10,000	$2,000
Son&Image	10,000	$1,875

Technology

          Our website is hosted by DS1 Design, in Aurora, Ontario, Canada. DS1 Design provides all website, email and database hosting services required by our company. The hosting services cost approximately $250 per year. Programming and updates to our website are performed by a freelance programmer, as required.

Employees

          Our president, secretary, treasurer and director, Slawek Kajko, and our vice president and director, Edward Dere, are the only employees of our company. Slawek Kajko handles all of the responsibilities of corporate administration, business development, sales and publication production. Edward Dere provides consulting and business development for our company. Edward Dere’s financial background skills provide our company with a financial forecast and guidance on achieving our financial goals. His customer service skills experience makes him an asset to our company.

Intellectual Property

          The promotional issue of Toronto HiFi was designed and published in Toronto, Ontario, Canada in September 2003 by our president, secretary and treasurer, Slawek Kajko, who subsequently caused Westside Publishing Ltd. to be incorporated. In November 2005, our publication was redesigned and re-launched as Canada HiFi in the provinces of Ontario and Quebec, Canada.

          We own the domain names www.canadahifi.com and www.torontohifi.com. The rights to our publication, Canada HiFi, and our website is held by our company.

          We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

Sources and Availability of Raw Materials

          Freelance writers provide the contents for our publication and the paper for our publication is provided by the printing company which is managed by our printing broker.

DESCRIPTION OF PROPERTY

          Our executive and head office is located at 10 Van Stassen Blvd., Toronto, Ontario M6S 2N3, Canada. The 500 square foot office is provided by Slawek Kajko, our president, secretary, treasurer and a director of our company at no cost to the company. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

LEGAL PROCEEDINGS

          We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

          There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. Other than the shares of our common stock being offered under this prospectus, there are no shares of our common stock that is being, or have been proposed to be, publicly offered, the offering of which could have a material effect on the market price of our common stock.

Rule 144

          None of our issued and outstanding common stock are eligible for sale pursuant to Rule 144 under the Securities Act of 1933. The Securities and Exchange Commission has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 for at least three months before the sale.

Sales under Rule 144 by Affiliates

          Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding; and

  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

          Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

          Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of our common stock proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

          Under the amendments to Rule 144 discussed above, the Securities and Exchange Commission prohibited the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any company that has been at any time previously a shell company. The Securities and Exchange Commission has provided an important exception to this prohibition, however, if the following conditions are met:

  the company that was formerly a shell company has ceased to be a shell company;

  the company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

  the company has filed all reports and materials required to be filed pursuant to the Securities Exchange Act of 1934, as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials), other than Form 8-K reports; and

  at least one year has elapsed from the time that the company filed current Form 10 type information with the Securities and Exchange Commission reflecting its status as an entity that is not a shell company.

Holders

         We are registering 2,605,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. There are currently 34 holders of record of our common stock. We do not currently have a transfer agent, but will appoint one as soon as practicable.

Dividend Policy

          We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

          We have no long-term incentive plans.

FINANCIAL STATEMENTS

Consolidated Financial Statements for the Fiscal Years Ended August 31, 2007 and 2006

Consolidated Financial Statements for the Nine Months Ended May 31, 2008 and 2007

Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Notes to the Consolidated Financial Statements

Technology Publishing, Inc.
(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Technology Publishing, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Technology Publishing, Inc. (A Development Stage Company) as of August 31, 2007 and 2006, and the related consolidated statements of operations, cash flows and stockholder’s equity (deficit) for the years then ended and accumulated from September 19, 2003 (Date of Inception) to August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technology Publishing, Inc. as of August 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended and accumulated from September 19, 2003 (Date of Inception) to August 31, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated significant revenues and has an accumulated deficit since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 9, 2008

F-1

Technology Publishing, Inc.
Consolidated Balance Sheets
(A Development Stage Company)
(Expressed in U.S. dollars)

	August 31,	August 31,
	2007	2006
	$	$

ASSETS

Current Assets

Cash	111,467	2,904
Accounts receivable	13,175	7,315

Total Current Assets	124,642	10,219

Property and equipment (Note 4)	5,807	7,815

Total Assets	130,449	18,034

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	9,277	482
Due to related party (Note 5(a))	24,564	30,590

Total Current Liabilities	33,841	31,072

Note payable to related party (Note 5(b))	14,649	–

Total Liabilities	48,490	31,072

Contingency (Note 1)

Stockholders’ Equity (Deficit)

Common stock

Authorized: 75,000,000 shares, par value $0.001;
10,205,000 shares issued and outstanding (2006 – 200
shares)	10,205	84

Additional paid-in capital	90,929	–

Donated capital (Note 5(c))	3,750	–

Accumulated other comprehensive loss	(2,398)	(2,359)

Deficit accumulated during the development stage	(20,527)	(10,763)

Total Stockholders’ Equity (Deficit)	81,959	(13,038)

Total Liabilities and Stockholders’ Equity (Deficit)	130,449	18,034

The accompanying notes are an integral part of these consolidated financial statements

F–2

Technology Publishing, Inc.
Consolidated Statement of Operations
(A Development Stage Company)
(Expressed in U.S. dollars)

	Accumulated from
	September 19, 2003	For the	For the
	(Date of Inception)	Year Ended	Year Ended
	to August 31,	August 31,	August 31,
	2007	2007	2006
	$	$	$

Revenue	161,119	68,099	50,128

Operating Expenses

Depreciation	6,310	2,235	2,547
Print production and delivery	116,522	44,804	32,913
Selling, general and administrative (Note 5(c))	42,936	14,946	12,198

Total Operating Expenses	165,768	61,985	47,658

Operating Income (Loss)	(4,649)	6,114	2,470

Other Expenses

Interest	(1,288)	(1,288)	-

Net Income (Loss)	(5,937)	4,826	2,470

Other Comprehensive Loss

Foreign currency translation adjustments	(2,398)	(39)	(1,001)

Comprehensive Income (Loss)	(8,335)	4,787	1,469

Earnings (Loss) Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		10,205,000	10,205,000

The accompanying notes are an integral part of these consolidated financial statements

F–3

Technology Publishing, Inc.
Consolidated Statement of Cash Flows
(A Development Stage Company)
(expressed in U.S. dollars)

	Accumulated from
	September 19, 2003	For the	For the
	(Date of Inception)	Year Ended	Year Ended
	to August 31,	August 31,	August 31,
	2007	2007	2006
	$	$	$

Operating Activities

Net income (loss) for the period	(5,937)	4,826	2,470

Adjustments to reconcile net income (loss) to net cash provided by operating activities

Amortization of debt discount	705	705	-
Depreciation	6,310	2,235	2,547
Donated services and rent	3,750	3,750	–

Changes in operating assets and liabilities

Accounts receivable	(13,177)	(5,519)	(3,893)
Accounts payable	9,321	8,771	(348)
Due to related party	21,217	(5,245)	1,286

Net Cash Provided by Operating Activities	22,189	9,523	2,062

Investing Activities

Acquisition of property and equipment	(10,920)	–	(3,546)

Net Cash Used in Investing Activities	(10,920)	–	(3,546)

Financing Activities

Issuance of common stock	101,134	101,050	–

Net Cash Provided by Financing Activities	101,134	101,050	–

Effect of Exchange Rate Changes on Cash	(936)	(2,010)	169

Change in Cash	111,467	108,563	(1,315)

Cash – Beginning of Period	–	2,904	4,219

Cash – End of Period	111,467	111,467	2,904

Supplemental Disclosures

Interest paid	–	–	–
Income taxes paid	–	–	–

The accompanying notes are an integral part of these consolidated financial statements

F–4

Technology Publishing, Inc.
(A Development Stage Company)
Statement of Stockholders’ Equity (Deficit)
From September 19, 2003 (Date of Inception) to August 31, 2007
(expressed in U.S. dollars)

						Deficit
					Accumulated	Accumulated
			Additional		Other	During the
	Common		Paid-In	Donated	Comprehensive	Development
	Stock	Amount	Capital	Capital	Loss	Stage	Total
	#	$	$	$	$	$	$
Balance – September 19, 2003
(Date of Inception)	–	–	–	–	–	–	–
Foreign currency translation	–	–	–	–	(83)	–	(83)
Net loss for the year	–	–	–	–	–	(11,201)	(11,201)
Balance – August 31, 2004	–	–	–	–	(83)	(11,201)	(11,284)
Issuance of common stock for cash	200	84	–	–	–	–	84
Foreign currency translation	–	–	–	–	(1,275)	–	(1,275)
Net loss for the year	–	–	–	–	–	(2,032)	(2,032)
Balance – August 31, 2005	200	84	–	–	(1,358)	(13,233)	(14,507)
Foreign currency translation	–	–	–	–	(1,001)	–	(1,001)
Net income for the year	–	–	–	–	–	2,470	2,470
Balance – August 31, 2006	200	84	–	–	(2,359)	(10,763)	(13,038)
Adjustment to number of shares
issued and outstanding as a result
of the reverse takeover transaction:
- Shares acquired by legal parent	(200)	(84)	84	–	–	–	–
- Shares of Technology Publishing,
Inc.	100,000	100	(100)	–	–	–	–
- Consideration paid in excess of
net book value	–	–	–	–	–	(14,590)	(14,590)
Issuance of common stock for cash
at $0.01 per share	10,105,000	10,105	90,945	–	–	–	101,050
Donated services and rent	–	–	–	3,750	–	–	3,750
Foreign currency translation	–	–	–	–	(39)	–	(39)
Net income for the year	–	–	–	–	–	4,826	4,826
Balance – August 31, 2007	10,205,000	10,205	90,929	3,750	(2,398)	(20,527)	81,959

The accompanying notes are an integral part of these consolidated financial statements

F–5

Technology Publishing, Inc.
Notes to the Consolidated Financial Statements
(A Development Stage Company)
August 31, 2007
(expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

Technology Publishing, Inc. (the “Company”) was incorporated in the State of Nevada on March 19, 2007. Effective June 1, 2007, the Company acquired all the outstanding common stock of Westside Publishing Ltd. (“Westside”), a private Canadian based company under common control. Prior to the acquisition, the Company was a non-operating shell corporation with nominal net assets. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization, which is outside the scope of Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations”. Under recapitalization accounting, Westside is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Technology. Assets acquired and liabilities assumed are reported at their historical amounts. These financial statements include the accounts of the Company since the effective date of the recapitalization and the historical accounts of the business of Westside since inception. Refer to Note 3.

The Company is a development stage company, as defined by SFAS No.7, “Accounting and Reporting for Enterprises in the Development Stage”. The Company is based in Toronto, Ontario, Canada and its principal business is the sale of advertising on its published magazine “Canada HIFI”. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable and significant revenue. As at August 31, 2007, the Company has working capital of $90,801 and an accumulated deficit of $20,527 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Principles

	a)	Basis of Presentation and Fiscal Year

These consolidated financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. These statements include the accounts of the Company and its wholly-owned subsidiary Westside Publishing Ltd. All significant intercompany transactions and balances have been eliminated. The Company’s fiscal year end is August 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, useful life and recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	d)	Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

F–6

Technology Publishing, Inc.
Notes to the Consolidated Financial Statements
(A Development Stage Company)
August 31, 2007
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	d)	Financial Instruments and Concentrations

The fair value of financial instruments which include cash, accounts receivable, accounts payable, and amounts due to a related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments.

The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	e)	Property and Equipment

Property and equipment consists of computer hardware and furniture and equipment and is recorded at cost, less accumulated depreciation. Computer hardware is being depreciated at a 30% declining balance basis. Furniture and equipment are being depreciated at a 20% declining balance basis.

	f)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

	g)	Foreign Currency Translation

The functional currency of the subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars under the current rate method in accordance with SFAS No. 52, “Foreign Currency Translation”. Under the current rate method, all assets and liabilities are translated at the rates of exchange in effect at the balance sheet date and revenues and expenses are translated at the average rates of exchange during the year. The effect of this translation is recorded in a separate component of stockholders’ equity. A cumulative translation adjustment of $2,398 as of August 31, 2007 has been included in accumulated other comprehensive loss in the accompanying consolidated balance sheet.

Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. All differences are recorded in the results of operations.

	h)	Revenue Recognition

The Company recognizes revenue from advertisements placed in its published magazine “Canada HIFI” in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenue for the sale of advertising is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

The Company sells to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts.

	i)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at August 31, 2007 and 2006, the Company‘s only component of comprehensive income (loss) was foreign currency translation adjustments.

F–7

Technology Publishing, Inc.
Notes to the Consolidated Financial Statements
(A Development Stage Company)
August 31, 2007
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	j)	Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	k)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

	l)	Recent Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. SFAS No. 141 (revised 2007) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

F–8

Technology Publishing, Inc.
Notes to the Consolidated Financial Statements
(A Development Stage Company)
August 31, 2007
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	l)	Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

F–9

Technology Publishing, Inc.
Notes to the Consolidated Financial Statements
(A Development Stage Company)
August 31, 2007
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Principles (continued)

	l)	Recent Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.	Acquisition of Westside Publishing Ltd.

Effective June 1, 2007, the Company acquired 100% of the issued and outstanding common stock of Westside Publishing Ltd. (“Westside”) for consideration of the issuance of a promissory note for $28,047. Westside was incorporated on September 19, 2003 under the Company Act of Ontario, Canada and was owned by the President of the Company. The principal business of Westside is the sale of advertising in its published magazine “Canada HIFI”.

Prior to the acquisition of Westside, the Company was a non-operating shell company. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization, which is outside the scope of SFAS No. 141, “Business Combinations”. The acquisition has been accounted for as a continuation of the Westside business in accordance with EITF 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business”. Under recapitalization accounting, Westside is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. These financial statements include the accounts of the Company since the effective date of the recapitalization being June 1, 2007 and the historical accounts of the business of Westside since inception being September 19, 2003.

4.	Property and Equipment

			August 31,	August 31,
			2007	2006
		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Value	Value
	$	$	$	$

Computer hardware	11,154	6,075	5,079	6,977
Furniture and equipment	1,579	851	728	871

	12,733	6,926	5,807	7,815

5.	Related Party Transactions

a)

As at August 31, 2007, the Company is indebted to the President of the Company for $24,564 (2006 - $30,590) for expenses paid for on behalf of the Company, which is non-interest bearing, unsecured and due on demand.

b)

As at August 31, 2007, the Company is indebted to the President of the Company for $28,047 which bears interest at Royal Bank of Canada prime plus 2% per annum, is unsecured and the principal and interest are due on June 1, 2012. On June 1, 2007, the note was discounted at a rate of 15% for a net present value of $13,944. During the period ended August 31, 2007, $705 of the discount was amortized. During the period ended August 31, 2007, the Company incurred interest of $583. This note payable was issued as consideration for acquiring all the issued and outstanding common stock of Westside. See Note 3.

	c)	For the year ended August 31, 2007, the Company recognized $3,000 (2006 - $nil) for donated services and $750 (2006 - $nil) for donated rent (2006 - $nil) provided by the President of the Company.

F–10

Technology Publishing, Inc.
Notes to the Consolidated Financial Statements
(A Development Stage Company)
August 31, 2007
(expressed in U.S. dollars)

6.	Common Stock

	a)	On March 19, 2007, the Company issued 100,000 shares of common stock at $0.001 per share to the President of the Company for proceeds of $100.

	b)	On June 15, 2007, the Company issued 5,000,000 shares of common stock at $0.01 per share to the President of the Company for proceeds of $50,000.

	c)	On June 15, 2007, the Company issued 2,500,000 shares of common stock at $0.01 per share for proceeds of $25,000.

	d)	On July 25, 2007, the Company issued 2,605,000 shares of common stock at $0.01 per share for proceeds of $26,050.

7.	Income Taxes

The reconciliation of income tax attributable to continuing operations computed at the statutory tax rate of 34% (2006 – 18.62%) to income tax expense is:

	Year Ended	Year Ended
	August 31,	August 31,
	2007	2006
	$	$

Income tax expense computed at statutory rates	(1,641)	(460)
Permanent differences and other	1,067	224
Change in tax rates	(575)	–
Valuation allowance change	1,149	236

Provision for income taxes	–	–

Significant components of the Company’s deferred tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	August 31,	August 31,
	2007	2006
	$	$
Deferred income tax asset
Net operating losses carried forward	1,162	2,321
Valuation allowance	(1,162)	(2,321)
Net deferred income tax asset	–	–

The Company has net operating losses for income tax purposes which may be carried forward and offset against future taxable income in the U.S. and Canada. These losses expire as follows:

	U.S.	Canada
	$	$

2014	–	20
2015	–	2,648
2027	583	–

	583	2,668

F–11

Technology Publishing, Inc.
(A Development Stage Company)
(unaudited)

Technology Publishing, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. dollars)

	May 31,	August 31,
	2008	2007
	$	$
	(unaudited)

ASSETS

Current Assets

Cash	77,989	111,467
Accounts receivable	13,024	13,175

Total Current Assets	91,013	124,642

Property and equipment (Note 4)	7,530	5,807

Total Assets	98,543	130,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	5	9,277
Accrued liabilities	10,500	–
Due to related party (Note 5(a))	21,103	24,564

Total Current Liabilities	31,608	33,841

Note payable to related party (Note 5(b))	16,765	14,649

Total Liabilities	48,373	48,490

Nature of Operations and Continuance of Business (Note 1)

Stockholders’ Equity

Common stock
Authorized: 75,000,000 shares, par value $0.001;
10,205,000 shares issued and outstanding	10,205	10,205

Additional paid-in capital	90,929	90,929

Donated capital (Note 5(c))	15,000	3,750

Accumulated other comprehensive loss	(2,510)	(2,398)

Deficit accumulated during the development stage	(63,454)	(20,527)

Total Stockholders’ Equity	50,170	81,959

Total Liabilities and Stockholders’ Equity	98,543	130,449

The accompanying notes are an integral part of these consolidated financial statements

F–1

Technology Publishing, Inc.
(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in U.S. dollars)
(unaudited)

	Accumulated from	For the	For the
	September 19, 2003	Nine Months	Nine Months
	(Date of Inception)	Ended	Ended
	to May 31,	May 31,	May 31,
	2008	2008	2007
	$	$	$

Revenue	223,801	62,682	65,627

Operating Expenses

Depreciation	7,962	1,652	2,143
Print production and delivery	153,139	36,617	47,233
Selling, general and administrative (Note 5(c))	106,417	63,481	10,655

Total Operating Expenses	267,518	101,750	60,031

Operating Income (Loss)	(43,717)	(39,068)	(5,596)

Other Expenses

Amortization of debt discount	(2,821)	(2,116)	–

Interest	(2,326)	(1,743)	–

Total Other Expenses	(5,147)	(3,859)	–

Net Income (Loss)	(48,864)	(42,927)	5,596

Other Comprehensive Loss

Foreign currency translation adjustments	(2,510)	(112)	(871)

Comprehensive Income (Loss)	(51,374)	(43,039)	4,725

Earnings (Loss) Per Share – Basic and Diluted		-	–

Weighted Average Shares Outstanding		10,205,000	10,205,000

The accompanying notes are an integral part of these consolidated financial statements

F–2

Technology Publishing, Inc.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(expressed in U.S. dollars)
(unaudited)

	For the	For the
	Nine Months	Nine Months
	Ended	Ended
	May 31,	May 31,
	2008	2007
	$	$

Operating Activities

Net income (loss) for the period	(42,927)	5,596

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Amortization of debt discount	2,116	–
Depreciation	1,652	2,143
Donated services and rent	11,250	–

Changes in operating assets and liabilities:

Accounts receivable	956	(10,362)
Accounts payable	(9,865)	8,059
Accrued liabilities	10,500	–
Due to related party	(4,946)	(3,074)

Net Cash Provided By (Used In) Operating Activities	(31,264)	2,362

Investing Activities

Acquisition of property and equipment	(2,970)	–

Net Cash Used in Investing Activities	(2,970)	–

Financing Activities

Issuance of common stock	–	–

Net Cash Provided by Financing Activities	–	–

Effect of Exchange Rate Changes on Cash	756	326

Change in Cash	(33,478)	2,688

Cash – Beginning of Period	111,467	2,904

Cash – End of Period	77,989	5,592

Supplemental Disclosures

Interest paid	–	–
Income taxes paid	–	–

The accompanying notes are an integral part of these consolidated financial statements

F–3

Technology Publishing, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2008
(expressed in U.S. dollars)
(unaudited)

1.	Nature of Operations and Continuance of Business

Technology Publishing, Inc. (the “Company”) was incorporated in the State of Nevada on March 19, 2007. Effective June 1, 2007, the Company acquired all the outstanding common stock of Westside Publishing Ltd. (“Westside”), a private Canadian based company under common control. Prior to the acquisition, the Company was a non-operating shell corporation with nominal net assets. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization, which is outside the scope of Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations”. Under recapitalization accounting, Westside is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Technology. Assets acquired and liabilities assumed are reported at their historical amounts. These financial statements include the accounts of the Company since the effective date of the recapitalization and the historical accounts of the business of Westside since inception. Refer to Note 3.

The Company is a development stage company, as defined by SFAS No.7, “Accounting and Reporting for Enterprises in the Development Stage”. The Company is based in Toronto, Ontario, Canada and its principal business is the sale of advertising on its published magazine “Canada HIFI”. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage are dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to generate sustainable and significant revenue. As at May 31, 2008, the Company has working capital of $59,405 and an accumulated deficit of $63,454 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Principles

	a)	Basis of Presentation and Fiscal Year

These consolidated financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. These statements include the accounts of the Company and its wholly-owned subsidiary Westside Publishing Ltd. All significant intercompany transactions and balances have been eliminated. The Company’s fiscal year end is August 31.

	b)	Interim Financial Statements

These interim unaudited consolidated financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

	c)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, useful life and recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F–4

Technology Publishing, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Principles (continued)

	a)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	e)	Financial Instruments

The fair value of financial instruments which include cash, accounts receivable, accounts payable, accrued liabilities and amounts due to a related party were estimated to approximate their carrying value due to the immediate or relatively short maturity of these instruments.

The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	f)	Property and Equipment

Property and equipment consists of computer hardware and furniture and equipment and is recorded at cost, less accumulated depreciation. Computer hardware is being depreciated at a 30% declining balance basis. Furniture and equipment are being depreciated at a 20% declining balance basis.

	g)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

	h)	Foreign Currency Translation

The functional currency of the subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars under the current rate method in accordance with SFAS No. 52, “Foreign Currency Translation”. Under the current rate method, all assets and liabilities are translated at the rates of exchange in effect at the balance sheet date and revenues and expenses are translated at the average rates of exchange during the year. The effect of this translation is recorded in a separate component of stockholders’ equity. A cumulative translation adjustment of $2,510 as of May 31, 2008 has been included in accumulated other comprehensive loss in the accompanying consolidated balance sheet.

Transactions in foreign currencies are recorded at the approximate rate of exchange at the transaction date. Assets and liabilities resulting from these transactions are translated at the rate of exchange in effect at the balance sheet date. All differences are recorded in the results of operations.

	i)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at May 31, 2008 and 2007, the Company‘s only component of comprehensive income (loss) was foreign currency translation adjustments.

F–5

Technology Publishing, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Principles (continued)

	j)	Revenue Recognition

The Company recognizes revenue from advertisements placed in its published magazine “Canada HIFI” in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenue for the sale of advertising is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

The Company sells to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts.

	k)	Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	l)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

	m)	Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk- management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

F–6

Technology Publishing, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Principles (continued)

	m)	Recent Accounting Pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

F–7

Technology Publishing, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2008
(expressed in U.S. dollars)
(unaudited)

2.	Summary of Significant Accounting Principles (continued)

	m)	Recent Accounting Pronouncements (continued)

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's consolidated financial statements.

3.	Acquisition of Westside Publishing Ltd.

Effective June 1, 2007, the Company acquired 100% of the issued and outstanding common stock of Westside Publishing Ltd. (“Westside”) for consideration of the issuance of a promissory note for $28,047. Westside was incorporated on September 19, 2003 under the Company Act of Ontario, Canada and was owned by the President of the Company. The principal business of Westside is the sale of advertising in its published magazine “Canada HIFI”.

Prior to the acquisition of Westside, the Company was a non-operating shell company. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization, which is outside the scope of SFAS No. 141, “Business Combinations”. The acquisition has been accounted for as a continuation of the Westside business in accordance with EITF 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business”. Under recapitalization accounting, Westside is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of the Company. Assets acquired and liabilities assumed are reported at their historical amounts. These financial statements include the accounts of the Company since the effective date of the recapitalization being June 1, 2007 and the historical accounts of the business of Westside since inception being September 19, 2003.

F–8

Technology Publishing, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
May 31, 2008
(expressed in U.S. dollars)
(unaudited)

4.	Property and Equipment

			May 31,	August 31,
			2008	2007
		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Value	Value
	$	$	$	$

Computer hardware	11,913	7,709	4,204	5,079
Furniture and equipment	4,678	1,352	3,326	728

	16,591	9,061	7,530	5,807

5.	Related Party Transactions

a)

As at May 31, 2008, the Company is indebted to the President of the Company for $21,103 (August 31, 2007 - $24,564) for expenses paid for on behalf of the Company, which is non-interest bearing, unsecured and due on demand.

b)

As at May 31, 2008, the Company is indebted to the President of the Company for $28,047 (August 31, 2007 - $28,047) which bears interest at Royal Bank of Canada Prime plus 2% per annum, is unsecured and the principal and interest is due on June 1, 2012. This note is discounted at the rate of 15%, with the present value of $13,944 at the time of issuance. During the nine months period ended May 31, 2008, the Company recognized amortization of the debt discount of $2,116 (period ended August 31, 2007 - $705). This note payable was issued as consideration for acquiring all the issued and outstanding common stock of Westside. See Note 3.

	c)	For the nine months ended May 31, 2008, the Company recognized $9,000 (2007 - $nil) for donated services and $2,250 (2007 - $nil) for donated rent provided by the President of the Company.

F–9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with our consolidated financial statements for the nine months ended May 31, 2008 and our audited consolidated financial statements for the year ended August 31, 2007 and the related notes that appear elsewhere in the prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in the prospectus, particularly in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

          Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Company Overview

          We were incorporated in the State of Nevada on March 19, 2007. On June 1, 2007, we entered into a share purchase agreement with Slawek Kajko, our president, secretary, treasurer and a director of our company, whereby we acquired all of the issued and outstanding shares of Westside Publishing Ltd. in consideration for the issuance of a promissory note in the amount of $28,047. Westside Publishing Ltd. became our wholly-owned subsidiary and we commenced the business of publishing and selling advertising for a consumer electronics magazine entitled Canada HiFi. In addition to this, we also provide graphic design services.

Results of Operations for the Year Ended August 31, 2007

         Our financial statements include the accounts of our company since the effective date of the recapitalization being June 1, 2007 and the historical accounts of the business of Westside Publishing Ltd. since inception being September 19, 2003.  During the year ended August 31, 2007, we generated $68,099 in revenue as compared to $50,128 during the year ended August 31, 2006. These revenues were generated from sales of advertising for our publication Canada HiFi.

         During the year ended August 31, 2007, our operating expenses totaled $62,570 as compared to $47,658 during the year ended August 31, 2006.  Depreciation costs were $2,235 for the year ended August 31, 2007 as compared to $2,547 for the year ended August 31, 2006.  Print production and delivery costs were $44,804 for the year ended August 31, 2007 as compared to $32,913 for the year ended August 31, 2006.  The increase is attributable to the expansion of the distribution network and the increased number of pages which varies by individual issues of the print magazine. Selling, general and administrative expenses were $14,946 for the year ended August 31, 2007 as compared to $12,198 for the year ended August 31, 2006.  The increase in selling, general and administrative expenses is due to the increased marketing efforts.  We reported net income of $4,826 for the year ended August 31, 2007 as compared to a net income of $2,470 for the year ended August 31, 2006.

Results of Operations for the Nine Months Ended May 31, 2008

          During the nine months ended May 31, 2008, we generated $61,985 in revenue as compared to $65,627 for the nine months ended May 31, 2007.

         During the nine months ended May 31, 2008, our operating expenses totalled $101,750 as compared to $60,031 during the nine months ended May 31, 2007.  Depreciation costs were $1,652 for the nine month period ended May 31, 2008 as compared to $2,143 for the nine month period ended May 31, 2007.  Print production and delivery costs were $36,617 for the nine month period ended May 31, 2008 as compared to $47,233 for the nine month period ended May 31, 2007.  The increase is attributable to the expansion of the distribution network and the increased number of pages which varies by individual issues of the print magazine.  Selling, general and administrative expenses were $63,481 for the nine month period ended May 31, 2008 as compared to $10,655 for the nine month period ended May 31, 2007.  The increase in selling, general and administrative expenses is due to the increased marketing efforts.  We reported a net loss of $42,927 for the nine month period ended May 31, 2008 as compared to a net income of $5,596 for the nine month period ended May 31, 2007.

Future Operations

          Our primary objective for the next twelve months will be to increase sales of advertising for our publication Canada HiFi. Further, it is also our objective to begin selling advertising on our website www.canadahifi.com.

Goals

          We have the following goals for the next twelve months ending August 31, 2009:

  Increase Print Advertising Sales. We intend to build a larger list of potential clients, which can be used to find new advertisers for our publication. This list will include any Canadian audio and video component and accessory manufacturers and product distributors. Every potential client contacted will receive a free mail subscription to our publication and will as well receive regular email updates about our upcoming issues. We plan for our president, secretary, treasurer and director, Slawek Kajko, to shift more focus towards advertising sales and away from content creation. We intend to rely increasingly on freelance writers for content creation. We also plan to hire a salesperson to assist Mr. Kajko with the sales of advertising.

  Increase Advertising Sales on our Website. Currently only a portion of the web advertisements on our website are paid for by the advertisers. The remaining web advertisements on our website are offered free of charge to clients that advertise in our print publication. However, as the amount of content and the number of unique visitors to our website continue to grow, the sales of advertising space on our website should become a major additional source of revenue for our company.

  Introduce an Online Store. We plan to add an online store to our website to generate additional revenue for our company. At launch time, we anticipate our online store to carry products such as cables, connectors, power conditioning products, music CDs and various audio video related accessories. Eventually we expect our online store to offer a variety of audio and video components including TVs, speakers, A/V receivers, amplifiers and CD/DVD/high-definition players.

Milestones

          The following is a chronological itemization of the milestones we hope to achieve over the next 12 months ending August 31, 2009. We are currently in the first month of the 12 month milestones listed below.

Months 1-12 Advertising Sales

          During the next 12 months we will continue to focus on increasing advertising sales. Historically, every year, the months between September and December, have generated strong advertising sales for our publication. By employing more freelance writers to generate content for our publication, our president, Slawek Kajko, should be able to devote more of his time to advertising sales.

Months 1-12 Promote Canada HiFi at Various Industry and Consumer Audio Video Electronics Shows

          During the next 12 months, we expect to attend a number of industry and consumer audio video shows to expand the awareness of our publication and meet new potential advertisers. In January of 2009, we plan attend the Consumer Electronics Show in Las Vegas, Nevada. Also in January, we plan to visit The Home Entertainment Show (in Las Vegas as well), a consumer audio show geared towards serious audiophiles. Then for April of 2009, we have reserved a booth to promote our publication at the Festival Son & Image in Montreal, Quebec, Canada. This is a Canadian audio video show that caters to both industry professionals and consumers. We rented a booth at this show in 2007 for the first time with very positive results. Finally, we also plan attend the 2009 Home Entertainment Show in the US (location and venue to be announced). We hope to meet new potential advertisers at each of these shows, some of who we hope will turn into new clients for our publication.

Months 3-6 Addition of New Features to Website

          We expect to add a classifieds section and a message forum to our website in the next 6 months. The classifieds section will allow readers to post free online classifieds related to audio and video components. The message forum will allow readers to share buying tips, setup tips, troubleshooting information and product opinions with each other as well as the contributors of Canada HiFi. We also plan to add a ‘Video Review’ section to our website which will feature exclusive 2 to 3 minute video review of various audio and video products. All of these additions to our website should drive substantially higher numbers of unique visitors to our website.

Months 7-9 Increase Circulation and Expand Distribution Network

          As our client base continues to grow, we anticipate increasing the circulation of Canada HiFi from 25,000 to approximately 35,000. We expect to distribute the additional copies at approximately 50 to 80 new audio video and computer stores in Vancouver, British Columbia. We also hope to begin shipping copies of our magazines to large audio video stores in smaller Ontario cities including Waterloo, Kitchener and Guelph.

Months 10-12 Launch Online Store and Expand Advertising Sales in the US Market

          In July of 2009, we plan to introduce an online store on www.canadahifi.com and begin selling audio video accessories immediately. We expect that by this time, the traffic on our website will exceed 40,000 unique visitors monthly (up from our current 20,000 unique visitors). In September of 2009, we plan to attend CEDIA, the largest North American audio video industry show, to promote our publication to US-based manufacturers and product distributors. At the same time, we plan to compile a list of potential US advertisers and begin contacting them over the phone and through email. We expect that in the following months, this will result in a number of US-based companies advertising in our publication.

Liquidity and Capital Resources

          Presently, our revenue is not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to expand our current operations. There is doubt about our ability to continue as a going concern as the continuation of our business is dependent upon successful and sufficient market acceptance of our products and maintaining a break even or profitable level of operations.

          We have incurred operating losses since inception, and this is likely to continue into the year ended August 31, 2009. Management projects that we may require an additional $250,000 to $300,000 to fund our operating expenditures for the next twelve month period. Projected working capital requirements for the next twelve month period are broken down as follows:

Estimated Working Capital Expenditures During the Next Twelve Month Period

Operating expenditures

Print production and delivery	$65,000 - $80,000

Selling, general and administrative	$25,000 - $35,000

Website development	$15,000 - $25,000

Construction of two reference studios for product testing	$80,000 - $90,000

Audio and video components requires for the reference rooms	$65,000 - $70,000

Total	$250,000 - $300,000

          Print production and delivery expenses will increase substantially during the next twelve months due to our planned increase of print circulation and expansion of our distribution network. Print production costs will also increase if more pages are added to specific issues of the publication.

          Selling, general and administrative expenses will increase since more time and effort will be devoted to selling advertising and maintaining relationships with existing advertisers.

          Addition of new features including a classifieds section and a message forum will require approximately $2,500 to $5,000 of additional capital during the next twelve months. The initial development of a ‘Video Review’ section on the website will require an additional $10,000 to $20,000.

          Our cash on hand as at May 31, 2008 was $77,989. As at May 31, 2008, we had working capital of $59,405. We require funds to enable us to address our minimum current and ongoing expenses, increase sales of advertising for our publication Canada HiFi and begin selling advertising on our website www.canadahifi.com.

          We anticipate that our cash on hand and the revenue that we anticipate generating going forward from our operations will not be sufficient to satisfy all of our cash requirements for the next twelve month period. If we require any additional monies during this time, we plan to raise any such additional capital primarily through the private placement of our securities and further borrowings from our directors if this type of funding continues to be available. We will continue to seek additional funds from our directors to fund our day to day operations until a private placement can be pursued but we have no guarantee that our directors will continue to fund our day to day operations.

          Since we have not generated significant revenues since inception and are unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future, in their report on our audited annual financial statements for the year ended August 31, 2007, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful sales of advertising for our publication Canada HiFi, and, finally, achieving a profitable level of operations. To date, we have not taken any remedial actions to remove the factors raising substantial doubt about our ability continue as a going concern. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

          Fundraising will be one of our primary objectives over the next twelve months. The financial requirements of our company for the next twelve months will depend on our ability to raise the money we require through loans from our directors and additional private placements of our equity securities to our directors and stockholders or new stockholders. The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current stockholders. Even though we have determined that we may not have sufficient working capital for the next twelve month period, we have not yet pursued such financing options. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations. We do not currently have any plans to merge with another company, and we have not entered into any agreements or understandings for any such merger.

Application of Critical Accounting Policies

          Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Long-lived Assets

          In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Revenue Recognition

          We recognize revenue from advertisements placed in our published magazine “Canada HIFI” in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Revenue for the sale of advertising is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

We sell to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts.

Recent Accounting Pronouncements

          In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the Securities and Exchange

Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on our consolidated financial statements.

          In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on our consolidated financial statements.

          In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on our consolidated financial statements.

          In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on our consolidated financial statements.

Off-Balance Sheet Arrangements

          We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          We have engaged the firm of Manning Elliott LLP, Chartered Accountants, to audit our consolidated financial statements for the fiscal year end August 31, 2007 and review our consolidated financial statements for the nine month period ended May 31, 2008. There has been no change in the accountants and no disagreements with Manning Elliott LLP, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Slawek Kajko	President, Secretary, Treasurer and Director	29	March 19, 2007
Edward Dere	Vice President and Director	37	June 22, 2007

Business Experience

          The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Slawek Kajko – President, Secretary, Treasurer and Director

          On March 19, 2007, Slawek Kajko was appointed as a director, president, secretary and treasurer of our company. While studying Computer Science at York University in 1997, Mr. Kajko began his career in the information technology field as a part time technical support specialist with Morty Systems Inc., a mortgage software firm. Upon completion of his degree in 2002, Mr. Kajko began a full time career as a system’s analyst with Insystems Tech Inc., a document automation software company. In 2003, Mr. Kajko left Insystems Tech Inc. to form Westside Publishing Ltd., an electronics publishing company, with two other partners. Before the end of 2003, Westside Publishing Ltd. launched its first publication entitled Toronto HiFi, a free magazine which focused on consumer audio and video products. Westside Publishing Ltd. generated revenue by selling print advertising space. The following year, Mr. Kajko purchased all of the shares from the other partners and thus became the sole owner of Westside Publishing Ltd. Two years since the launch of “Toronto HiFi”, the publication was given a complete makeover and was renamed to Canada HiFi. The new publication had two and a half times the circulation of Toronto HiFi and a much wider distribution network. In 2005, Westside Publishing Ltd. was contracted to design and publish an annual magazine entitled Are We There Yet? for Attractions Ontario, an Ontario tourism promotion company. During the next two years, Mr. Kajko has made a number of television appearances on the CTV News and Opening Soon: By Design. Since 2005, Mr. Kajko has also written numerous electronics related articles for The Toronto Star, one of the largest daily newspapers in Canada.

          Mr. Kajko currently spends approximately 60 hours per week providing services to our company, which represents all of his working hours.

Edward Dere – Vice President and Director

          Edward Dere has served our company as vice president and director since June 22, 2007. Mr. Dere has several years of business management experience specifically in the hospitality and service industry.

          Mr. Dere attended O’Sullivan College from 1990 to 1992 in the Business Administration program. He continued his studies at Dawson College from 1992 to 1997 and completed his degree in accounting and retail management.

          Mr. Dere began his business career at Canac, a division of CN Rail from 1997 to 2000 as a billing administrator in charge of opening and closing of major project accounts. From 2000 to 2001, Itech Sports, a leading supplier of hockey equipment for the NHL (National Hockey League) hired him as senior inventory analyst in charge of project forecasting and inventory control. During this same time, Mr. Dere started freelance work as a consultant in the hospitality and service industry providing management and cost savings techniques for new and existing restaurants having been working in various “hi-end” restaurants from barman to manager during his studies.

          In 2002, Mr. Dere purchased a struggling Second Cup coffee franchise and turned it around to becoming a top five national best sales out of 350 stores across the country. He later sold it in the same year for an undisclosed sum.

          Presently, Mr. Dere works at IBM Canada as a second level support specialist major accounts providing support in hardware and software to clients such as The Gap and Manhatten Bank.

          Mr. Dere currently spends approximately 20 to 30 hours per week providing services to our company, which represents approximately 40% of his working hours as he also works as a freelance consultant in the hospitality and service industry.

Family Relationships

          There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

          Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

          No executive officer of our company or our subsidiary has received an annual salary and bonus that exceeded $100,000 during our two most recently completed fiscal years. The following table shows the compensation received by our executive officers for the periods indicated:

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Slawek Kajko President, Secretary and Treasurer(1)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Edward Dere Vice President(2)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Slawek Kajko was appointed president, secretary and treasurer on March 19, 2007.

(2)	Edward Dere was appointed vice president on June 22, 2007.

Stock Options and Stock Appreciation Rights

         We have not granted any stock options or stock appreciation rights to any of our directors or officers since our inception.

Securities Authorized for Issuance under Equity Compensation Plans

        Our company has no equity compensation plans outstanding.

Compensation of Directors

          We did not pay any other director’s fees or other cash compensation for services rendered as a director for the fiscal year ended August 31, 2007 or the nine months ended May 31, 2008.

          We have no formal plan for compensating our directors for their service in their capacity as directors. We may reimburse our directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director.

Employment Contracts and Termination of Employment and Change in Control Arrangements

          We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Pension, Retirement or Similar Benefit Plans

          There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

          The following table sets forth, as of October 10, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Common Stock	Slawek Kajko 10 Van Stassen Blvd. Toronto, Ontario M6S 2N3 Canada	5,100,000	50%
Common Stock	Edward Dere 7267 de Pontoise St.Leonard, Quebec H1S 2B1 Canada	2,500,000	25%
Common Stock	Directors and Officers (2 – as a group)	7,600,000	75%

(1)           Based on 10,205,000 shares outstanding as of October 10, 2008.

Changes in Control

          We are unaware of any contract, or other arrangement or provision of our articles of incorporation or bylaws, the operation of which may at a subsequent date result in a change of control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
AND CORPORATE GOVERNANCE

Transactions with Related Persons

          Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest since September 1, 2005.

          On March 19, 2007, we issued 100,000 shares of our common stock to Slawek Kajko, our president, secretary, treasurer, a director of our company, and a holder of 50% of issued and outstanding shares of our common stock at a price of $0.001 per share for gross proceeds of $100.

          On June 1, 2007, we entered into and closed a share purchase agreement with our president, secretary, treasurer and director of our company, Slawek Kajko, whereby we acquired all of the issued and outstanding shares of common stock of Westside Publishing Ltd. in consideration for the issuance of a promissory note for $28,047. The promissory note bears interest at Royal Bank of Canada Prime Interest Rate plus 2% annum and is unsecured. The principal and interest are due on June 1, 2012 or payable on demand. If we fail to pay on demand any payment of principal or interest on this promissory note, then the entire unpaid principal and all accrued and unpaid interest become due and payable without presentment, notice, protest or demand of any kind.

          On June 15, 2007, we issued a further 5,000,000 shares of our common stock to Slawek Kajko at a price of $0.01 per share for gross proceeds of $50,000.

          On June 15, 2007, we issued 2,500,000 shares of our common stock to Edward Dere, our vice president, a director of our company, and a holder of 25% of issued and outstanding shares of our common stock at a price of $0.01 per share for gross proceeds of $25,000.

         As at May 31, 2008, we were indebted to Slawek Kajko for $21,103 for expenses paid for on our behalf, not including the promissory note for $28,047 issued in connection with the acquisition of Westside Publishing Ltd. This indebtedness for expenses paid for on our behalf by Mr. Kajko is non-interest bearing, unsecured and due on demand. Since September 1, 2005, the largest amount of principal outstanding for this indebtedness was $30,590. Since September 1, 2005, we have made the net repayment of $9,487 to Mr. Kajko for this indebtedness.

         For the year ended August 31, 2007, we recognized $3,000 (2006 - $nil) for donated services and $750 (2006 - $nil) for donated rent provided by our president, secretary, treasurer and director, Slawek Kajko. For the nine months ended May 31, 2008, our company recognized $9,000 (2007 - $nil) for donated services and $2,250 (2007 - $nil) for donated rent provided by our president, secretary, treasurer and director, Slawek Kajko.

Promoters and Certain Control Persons

          The promoters and control persons of our company are Slawek Kajko, our president, secretary, treasurer and director and Edward Dere, our vice president and director.

Corporate Governance

          We currently act with two directors. As Slawek Kajko is our president, secretary and treasurer and Edward Dere is our vice president, neither Mr. Kajko nor Mr. Dere is an “independent director” as the term is used in section 803 of the Amex Company Guide.

          We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that the members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors, consisting of Slawek Kajko and Edward Dere. In addition, we believe that retaining one or more directors who would qualify as independent would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any significant revenues from operations to date.

REPORTS TO STOCKHOLDERS

          We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effective date of the registration statement, we will be required to file annual, quarterly and current reports, and other information with the Securities and Exchange Commission. Following such time, our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

          We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

          No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our bylaws provide that our company shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of its agents against expenses and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

          Under our bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, attorneys’ fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

          Until January 8, 2009, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.